Exhibit 10.27.9

TERMINATION OF NON-EMPLOYEE DIRECTOR AGREEMENT

THIS TERMINATION OF NON-EMPLOYEE DIRECTOR AGREEMENT (this “Termination Agreement”) is made and entered into as of ____________, 2023, by and among Beneficient Management, L.L.C. (“Ben Management”), The Beneficient Company Group, L.P. (“BCG”) and Emily Bowersock Hill (the “Director,” and together with Ben Management and BCG, the “Parties” and each, a “Party”).

RECITAL

A. Director, Ben Management and the other parties specified therein have entered into that certain letter agreement (the “Non-Employee Director Agreement”) dated March 31, 2022 setting forth the terms and conditions under which Director agreed to serve as (i) a director of Ben Management, which serves as the general partner of BCG, (ii) a trustee of The Beneficient Company Trust (the “Trust”), which is the sole member of Ben Management, (iii) a manager of Beneficient Fiduciary Financial, L.L.C. (“BFF”) and (iv) a manager of Beneficient Insurance Company, L.L.C. (“BIC”);

B. Effective September 21, 2022, (i) BCG, (ii) Avalon Acquisition, Inc., (iii) Beneficient Merger Sub I, Inc., a direct, wholly-owned subsidiary of BCG, and (iv) Beneficient Merger Sub II, LLC, a direct, wholly-owned subsidiary of BCG, entered into that certain Business Combination Agreement (as it may be amended from time to time, the “BCA”);

C. The BCA contemplates, among other things, that BCG will convert from a Delaware limited partnership to a Nevada corporation (the “Conversion”) to be named “Beneficient” (the “Corporation”) and that upon the consummation of the transactions contemplated by the BCA, it is anticipated that the Corporation will become a publicly-held company subject to the reporting obligations of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with shares of the Corporation’s Class A common stock, $0.001 par value per share (the “Class A Common Stock”) being registered pursuant to Section 12(b) of the Exchange Act and listed for trading on The NASDAQ Stock Market; and

D. It is contemplated that (i) Director will be appointed as a director of the Corporation, and (ii) the Corporation will adopt a director compensation policy, and in connection therewith, the Parties desire to enter into this Termination Agreement setting forth the terms under which the Non-Employee Director Agreement will be terminated effective as of the effectiveness of the Conversion of BCG into the Corporation.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Parties agree as follows:

1. Termination. Effective immediately upon the Conversion, and contingent upon the Conversion, the Non-Employee Director Agreement shall terminate; provided that (a) Director shall continue to serve as a trustee of the Trust, a manager of BFF and a manager of BIC, in each case until her respective successors are elected or appointed or qualified or until her earlier resignation or removal, and (b) BCG, or the Corporation as its successor following the Conversion, will assume certain obligations under Section 4(b) of the Non-Employee Director Agreement such that if as of the date the common units of BCG, or the Class A Common Stock of the Corporation, as the successor of BCG, become listed and traded on The NASDAQ Stock Market (the “Listing Date”) the fair market value of the common units or Class A Common Stock subject to the REUs is less than $500,000.00, then BCG, or the Corporation as the successor of BCG, shall cause to be granted to the Director additional REUs (or restricted stock units) such that the total fair market value of the common units (or shares of Class A Common Stock), as of the Listing Date, subject to the REUs (and/or restricted stock units) equals $500,000.00. Any such additional REUs (or restricted stock units) will be settled at the same time as the original REUs.

2. Condition. The Parties acknowledge and agree that this Termination Agreement is subject to and conditioned upon the Conversion and shall not take effect until the consummation of the Conversion in accordance with the terms and conditions of the BCA.

3. Authority. Each Party executing this Termination Agreement hereby represents and warrants that (a) it has the full right, power, and authority to executive this Termination Agreement and perform its obligations hereunder; (b) the terms, covenants and obligations contained herein are binding upon it; and (c) the execution of this Termination Agreement by the individual whose signature is set forth on the signature pages hereto on behalf of such Party, and the delivery of this Termination Agreement by such Party, has been duly authorized by all necessary action on the part of such Party.

4. Entire Agreement. This Termination Agreement supersedes all prior agreements, whether written or oral, of the Parties hereto with respect to the subject matter contained herein among the Parties (including, without limitation, the Non-Employee Director Agreement); provided, that this Termination Agreement does not impair the rights or obligations under the Non-Employee Director Agreement that have accrued prior to the effectiveness of this Termination Agreement or which by their nature or terms survive the termination of the Non-Employee Director Agreement.

5. Governing Law. This Termination Agreement is made in, and shall be governed, enforced and construed under the laws of the State of Texas without regard to any conflict of law provisions of any jurisdiction.

6. Counterparts. This Termination Agreement may be executed in one or more counterparts, each of which, including those received via facsimile transmission or email (including in PDF format), shall be deemed an original, and all of which shall constitute one and the same Termination Agreement.

7. Successors and Assigns. This Termination Agreement shall be binding upon, and inure to the benefit of the Parties hereto and each of their respective permitted successors, assigns, heir, executors and administrators.

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

BENEFICIENT MANAGEMENT, L.L.C.

By:
Name:
Title:

THE BENFICIENT COMPANY GROUP, L.P.

BY: BENEFICIENT MANAGEMENT, L.L.C.,
its sole general partner

By:
Name:
Title:

Emily Bowersock Hill

[ Signature Page to Termination of Non-Employee Director Agreement]